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    As filed with the Securities and Exchange Commission on April 9, 1998
                                                     Registration No.  333-4542


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                              ---------------------------
                             POST-EFFECTIVE AMENDMENT NO. 1
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              ---------------------------

                    APARTMENT INVESTMENT AND MANAGEMENT COMPANY
               (Exact name of registrant as specified in its charter)



             MARYLAND                                  84-1259577
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                 Identification Number)
                              ---------------------------

  1873 SOUTH BELLAIRE STREET,                          TERRY CONSIDINE
           17TH FLOOR                        CHAIRMAN OF THE BOARD OF DIRECTORS
    DENVER, COLORADO  80222                       APARTMENT INVESTMENT AND
         (303) 757-8101                              MANAGEMENT COMPANY
 (Address, including zip code,                1873 SOUTH BELLAIRE STREET, 17TH
and telephone number, including                             FLOOR
   area code, of registrant's                      DENVER, COLORADO  80222
  principal executive offices)                         (303) 757-8101
                                                (Name, address, including zip
                                                          code, and
                                              telephone number, including area
                                                          code, of
                                                     agent for service)
                              ---------------------------

                                      COPY TO:
                             JONATHAN L. FRIEDMAN, ESQ.
                       SKADDEN, ARPS, SLATE, MEAGHER  & FLOM
                               300 SOUTH GRAND AVENUE
                           LOS ANGELES, CALIFORNIA  90071
                                   (213) 687-5000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


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     This Post-Effective Amendment No. 1 is being filed to amend the
Registration Statement (the "Registration Statement") on Form S-3 (No. 333-4542), pursuant to which Apartment Investment and Management Company, a Maryland corporation (the "Registrant"), registered 1,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock").


     The Registrant hereby withdraws from registration those shares of Common Stock previously registered pursuant to the Registration Statement that remained unsold upon the termination of the Registrant's Dividend Reinvestment and Share Purchase Plan on March 19, 1998. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of April, 1998.

                              APARTMENT INVESTMENT AND
                              MANAGEMENT COMPANY


                              By:  /s/ Terry Considine
                                 --------------------------
                                   Terry Considine
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                        TITLE                   DATE

               *                Chairman of the Board of       April 9, 1998
      ---------------------     Directors and Chief
        Terry Considine         Executive Officer
                                (Principal Executive
                                Officer)

               *                Senior Vice President and      April 9, 1998
      ---------------------     Chief Financial Officer
         Troy D. Butts          (Principal Financial
                                Officer)


               *                Vice President and Chief       April 9, 1998
      ---------------------     Accounting Officer
       Patricia K. Heath        (Principal Accounting
                                Officer)


     /s/ Peter K. Kompaniez     Vice Chairman, President       April 9, 1998
      ---------------------     and Director
      Peter K. Kompaniez


               *                Director, Chairman, Audit      April 9, 1998
      ---------------------     Committee
      Richard S. Ellwood


               *                Director                       April 9, 1998
      ---------------------
       J. Landis Martin


               *                Director, Chairman,            April 9, 1998
      ---------------------     Compensation Committee
       Thomas L. Rhodes


               *                Director                       April 9, 1998
      ---------------------
         John D. Smith


* By:  /s/ Peter K. Kompaniez
      ---------------------
         Peter K. Kompaniez
         Attorney-in-fact
